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                                                                     Exhibit 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                          FLORIDA SAVINGS BANCORP, INC.

         FIRST: The name of the Corporation is Florida Savings Bancorp, Inc.
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(hereinafter sometimes referred to as the "Corporation") and the street address of the initial principal office is 9400 South Dadeland Boulevard, Suite 702, Miami, Florida 33156.

         SECOND: The address of the registered office of the Corporation in the
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State of Florida is 9400 South Dadeland Boulevard, Suite 702 in the City of
Miami, Florida 33156. The name of the registered agent at that address is Bernard Janis.

         THIRD:  The purpose of the Corporation is to engage in any lawful act
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or activity for which a corporation may be organized under the General
Corporation Act of the State of Florida.

         FOURTH:
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                A.    The total number of shares of all classes of stock which
         the Corporation shall have authority to issue is One Million (1,000,000) consisting of:

                1. Two hundred thousand (200,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                2. Eight hundred thousand (800,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

                B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing articles of amendment pursuant to the applicable law of the State of Florida (such amendment being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         FIFTH: The following provisions are inserted for the management of the
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business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

                A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the

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         Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         SIXTH:
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                A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

                B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         SEVENTH:
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                A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official

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         capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                B. The right to indemnification conferred in Section A of this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Florida General Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article SEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                C. If a claim under Section A or B of this Article SEVENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Florida General Corporation Act. Neither the failure of the Corporation

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         (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Florida General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article SEVENTH or otherwise shall be on the Corporation.

                D. The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors, or otherwise.

                E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Florida General Corporation Act.

                F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article SEVENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         EIGHTH: The Corporation reserves the right to amend or repeal any
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provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon stockholders are granted subject to this reservation.



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         THIRTEENTH:  The name and mailing address of the sole incorporator are
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as follows:

      Name                                  Mailing Address
      ----                         --------------------------------

Kariann Mandros                    1025 Vermont Avenue, Washington, D.C.  20005



         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Florida, do make, file and record these Articles of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 11th day of February, 1998.


                                         /s/ Kariann Mandros
                                         --------------------------------------

                                         Incorporator


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Acceptance by the Registered Agent as required in Section 607.0501(3) F.S.:
Bernard Janis is familiar with and accepts the obligations provided for in
Section 607.0505.



Dated: February 25, 1998                 /s/ Bernard Janis
                                         ----------------------------
                                         Bernard Janis

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                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                         FLORIDA SAVINGS BANCORP., INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:          Amendment adopted:

         Paragraph A of Article FOURTH of the Corporation's Articles of Incorporation be amended in its entirety and replaced with the following:

         "A.    The total number of shares of all classes of stock which the
         Corporation shall have authority to issue is Five Million (5,000,000) consisting of:

                1. One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                2. Three Million Five Hundred Thousand (3,500,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock")."

SECOND:         If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

         Not applicable.

THIRD:          The date of amendment's adoption:  July 30, 1998

FOURTH:         Adoption of Amendment

         The amendment was approved by the written consent of the sole shareholder of the Corporation in accordance with the Corporation's Bylaws and Florida law.



Signed this 30th day of July, 1998.


                              Signature:  /s/ Robert L. Bonnet
                                          --------------------
                                          Robert L. Bonnet
                                          President and Chief Operating Officer